EXHIBIT 5.1

Citigroup Center 153 East 53rd Street New York, New York 10022-4611
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April 29, 2004

Cable Design Technologies Corporation
1901 North Roselle Road
Schaumburg, IL 60195

Re: Registration Statement on Form S-4 (No. 333-113875)

Ladies and Gentlemen:

     We are acting as counsel to Cable Design Technologies Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (No. 333-113875), originally filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2004, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 57,518,000 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), which number of shares does not give effect to the proposed reverse stock split of the Common Stock, to be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of February 4, 2004 (the “Merger Agreement”), by and among the Company, BC Merger Corp. and Belden Inc. Such shares of the Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance”.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Second Certificate of Amendment to the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) to be filed with the Secretary of State of the State of Delaware prior to the Issuance and (ii) minutes and records of the corporate proceedings of the Company with respect to the Issuance.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of

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April  29, 2004

persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Shares will be duly authorized, and, when the Registration Statement becomes effective under the Securities Act and provided that such effectiveness shall not have been terminated, when the board of directors of the Company has taken all necessary action to approve the Issuance and when appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent/registrar, the Shares will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

April  29, 2004

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

KIRKLAND & ELLIS LLP